Exhibit 8.1

KUTAK ROCK LLP

THE OMAHA BUILDING

1650 FARNAM STREET

OMAHA, NEBRASKA 68102-2186

402-346-6000

Facsimile 402-346-1148

www.kutakrock.com

May 15, 2013

NexCore Companies LLC

1621 18th Street, Suite 250

Denver CO 80202

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special tax counsel to NexCore Companies LLC, a Delaware limited liability company (the “Company”), in connection with the filing of a registration statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on May 14, 2013, including the prospectus (“Prospectus”) contained in the Registration Statement, and the registration of an indeterminate number of common units in the Company (the “Holdco Units”) which will be issued to holders of the outstanding common stock of NexCore Healthcare Capital Corp (“NexCore Healthcare”) and outstanding Class B Units of NexCore Real Estate LLC (“NexCore Real Estate”) in exchange for such NexCore Healthcare common stock and NexCore Real Estate Class B Units. The Company will serve as the parent holding company of NexCore Healthcare and NexCore Real Estate following the reorganization as described in the Registration Statement. You have requested our opinion concerning certain statements in the Prospectus contained within the Registration Statement (the “Prospectus”) under the caption “Material U.S. Federal Income Tax Considerations.”

This opinion is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the “Officer’s Certificate”). In addition, this opinion is based upon facts, assumptions, warranties, statements and representations set forth in the Registration Statement and the Prospectus, as well as the Company’s responses to our examinations and inquiries.

In our capacity as special tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein.

Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement, the Prospectus and the Officer’s Certificate, the statements in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” constitute the opinion of Kutak Rock LLP insofar as such statements relate to legal conclusions attributable to us with respect to matters of U.S. federal income tax law.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus and the Officer’s Certificate may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement and the Prospectus. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the use of our name under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Kutak Rock LLP